Filed Pursuant to Rule 424(b)(3)
Registration No. 333-268354

PROSPECTUS

Up to 25,164,773 Shares of Common Stock

Offered by the Selling Stockholder

This prospectus relates to the offer and resale, from time to time, of up to 25,164,773 shares of common stock of IronNet, Inc., par value $0.0001 per share (the “Common Stock”), that may be issuable upon the conversion of a senior unsecured convertible promissory note (the “Note”). On September 15, 2022, we sold and issued to 3i, LP (the “Selling Stockholder”) the Note in the aggregate principal amount of $10,300,000. The Note is convertible into shares of our Common Stock, subject to certain conditions and limitations. We sold the Note in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Securities Purchase Agreement, dated September 14, 2022 (the “Purchase Agreement”), with the Selling Stockholder. We are registering the resale of the Common Stock issuable upon conversion of the Note as required by the Registration Rights Agreement, dated September 14, 2022 (the “Registration Rights Agreement”), that we entered into with the Selling Stockholder concurrently with the Purchase Agreement.

Upon conversion of the Note, the Selling Stockholder may sell the shares underlying the Note through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the Selling Stockholder may sell its shares of Common Stock underlying the Note in the section of this prospectus entitled “Plan of Distribution.” We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale by the Selling Stockholder of such shares. The Selling Stockholder will receive all of the proceeds from the sale of shares of our Common Stock in this offering.

We are paying the cost of registering the shares of Common Stock covered by this prospectus as well as various related expenses. The Selling Stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “IRNT.” On November 28, 2022, the last reported sale price of our Common Stock was $0.46 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 6 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 28, 2022.

ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”). We do not, and the Selling Stockholder or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process or continuous offering process. Under this shelf registration process, the Selling Stockholder may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered, from time to time, by the Selling Stockholder. Each time the Selling Stockholder sells securities, the Selling Stockholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the Selling Stockholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in the prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, references in this prospectus to “IronNet,” “the Company,” “we,” “us” and “our” refer to IronNet, Inc. and its consolidated subsidiaries.

Overview

We are a global cybersecurity company revolutionizing how organizations secure their networks by delivering the first-ever Collective Defense platform operating at scale. Employing a number of former National Security Agency cybersecurity operators with offensive and defensive cyber experience, we integrate deep tradecraft knowledge into its industry-leading products to solve the most challenging cyber problems facing the world today.

We were founded by GEN Keith Alexander in 2014 to solve the major cybersecurity problem he witnessed and defined during his tenure as former head of the NSA and founding Commander of U.S. Cyber Command: You can’t defend against threats you can’t see. Our innovative approach provides the ability for groups of organizations-within an industry sector, supply chain, state or country, for example-to see, detect and defend against sophisticated cyber attacks earlier and faster than ever before.

We have defined a new market category called Collective Defense. As the first mover in this category, we have developed our Collective Defense platform, the first, and to our knowledge, the only solution that can identify anomalous (potentially suspicious or malicious) behaviors on computer networks and share this intelligence anonymously and in real time among Collective Defense community members. Collective Defense communities comprise groups of organizations that have common risks, such as a supply chain, a business ecosystem, or across an industry sector, a state, or a country. This cybersecurity model delivers timely, actionable, and contextual alerts and threat intelligence on attacks targeting enterprise networks, and functions as an early-warning detection system for all community members.

This new platform addresses a large and unwavering compound problem: limited threat visibility for increasingly borderless enterprises across sectors and at the national level, paired with ineffective threat knowledge sharing across companies and sectors and a “go it alone” approach to cybersecurity. These operational gaps, combined with market dynamics like the increased velocity of sophisticated cyber attacks and the deepening scarcity of qualified human capital, have set our mission to transform how cybersecurity is waged.

Background

We were originally known as LGL Systems Acquisition Corp. On August 26, 2021, Legacy IronNet, LGL and Merger Sub consummated the closing of the transactions contemplated by the Business Combination Agreement (the “Merger”). Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy IronNet and LGL was effected by the merger of Merger Sub with and into Legacy IronNet, with Legacy IronNet surviving the Business Combination as a wholly-owned subsidiary of LGL.

Following the consummation of the Business Combination on the Business Combination Closing Date, LGL changed its name from LGL Systems Acquisition Corp. to IronNet, Inc. While LGL was the legal acquirer in the Merger, Legacy IronNet was deemed to be the accounting acquirer in the Merger. As a result, the historical consolidated financial statements of Legacy IronNet became the historical consolidated financial statements of the combined company, upon the consummation of the Merger.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (1) January 31, 2025 (the last day of the fiscal year following the fifth anniversary of the consummation of the Initial Public Offering), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and (4) the date on which we have, during the previous three year period, issued more than $1.0 billion in nonconvertible debt.

We are also a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the point when we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Convertible Note

On September 14, 2022, we entered into the Purchase Agreement pursuant to which we agreed to sell and issue to the Selling Stockholder senior unsecured convertible promissory notes in the aggregate principal amount of up to $25,750,000.

On September 15, 2022, we issued the Note to the Selling Stockholder in the principal amount of $10,300,000. Upon the satisfaction of additional conditions set forth in the Purchase Agreement, we may issue an additional promissory note to the Selling Stockholder in the principal amount of $15,450,000 at a second closing.

The Note is convertible into shares of our Common Stock, subject to certain conditions and limitations. The Note bears interest at an annual rate of 5.0% per annum, payable monthly on the first of each month (the “Installment Date”), beginning the first month that is 90 days following the issuance date of the Note, payable in cash and/or shares of Common Stock, at our option. The interest rate will increase to an annual rate of 10.0% per annum upon the occurrence and during the continuance of an event of default under the Note. The Note has a maturity date of 18 months from issuance, which may be extended at the option of the Selling Stockholder in certain instances.

The issuance of the Note provides a conversion right, in which the Selling Stockholder may, at any time after the issuance date, convert any portion of the principal amount of the Note, together with any accrued and unpaid interest and any other unpaid amounts, into shares of Common Stock at a conversion price of $7.50 per share (the “Conversion Price”), subject to adjustment in accordance with the terms of the Note. We may not issue any shares of Common Stock upon conversion of the Note or any future note that we may issue under the Purchase Agreement, or otherwise in connection therewith, if the aggregate issuance of such Common Stock would exceed 20,373,592 shares (the “Exchange Cap”), unless we obtain the approval of our stockholders as required by the applicable rules of the NYSE for issuances of shares of Common Stock in excess of the Exchange Cap.

The Note, and the shares of Common Stock into which the Note may be convertible, was not registered under the Securities Act or any state securities laws. We have relied on the exemption from the registration requirements of the Securities Act by virtue of Rule 506(b) of Regulation D promulgated under the Securities Act as to the issuance of the Note and intend to rely on the exemption provided by Section 3(a)(9) of the Securities Act for the issuance of any shares of Common Stock into which the Note may be convertible. In connection with the Selling Stockholder’s execution of the Purchase Agreement, the Selling Stockholder represented to us that it is an “accredited investor” as defined in Regulation D and that the securities to be purchased by it will be acquired solely for its own account and for investment purposes and not with a view to the future sale or distribution.

In connection with the entry into the Purchase Agreement, we also entered into the Registration Rights Agreement with the Selling Stockholder, pursuant to which we agreed to file the registration statement of which this prospectus forms a part within the timeframe set forth in the Registration Rights Agreement, to use our commercially reasonable efforts to have such registration statement declared effective within the timeframe set forth in the Registration Rights Agreement, and to use our commercially reasonable efforts to keep such registration statement effective during the timeframes set forth in the Registration Rights Agreement.

Corporate Information

Our principal executive offices are located at 7900 Tysons One Place, Suite 400, McLean, Virginia, 22102, and our telephone number is (443) 300-6761. Our corporate website address is www.ironnet.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“IronNet” and our other registered and common law trade names, trademarks and service marks are property of IronNet, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

The Offering

Shares of Common Stock offered by the Selling Stockholder	Up to 25,164,773 shares

Shares of Common Stock outstanding prior to this offering	103,707,690 shares (as of October 31, 2022)

Terms of the offering	The Selling Stockholder, including its transferees, donees, pledgees, assignees or successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on the NYSE, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of Common Stock may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” on page 12.

Use of proceeds	We will not receive any proceeds from the sale of the shares of Common Stock covered by this prospectus.

Risk factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 6, for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

NYSE symbol	“IRNT”

Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the Selling Stockholder for offer and resale, we are referring to the shares of Common Stock into which the Note issued to the Selling Stockholder in the private placement transaction described above are convertible. When we refer to the Selling Stockholder in this prospectus, we are referring to the Selling Stockholder identified in this prospectus and, as applicable, its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The number of shares of common stock to be outstanding is based on 103,707,690 shares of common stock outstanding as of October 31, 2022 and excludes:

•	9,267,759 shares of common stock issuable upon the settlement of outstanding restricted stock units (“RSUs”) granted under the 2021 Equity Incentive Plan (the “2021 Plan”);

•	8,971,088 shares of common stock available for future issuance under the 2021 Plan;

•	712,984 shares of common stock issuable upon the exercise of outstanding options granted under the 2014 Stock Incentive Plan (the “2014 Plan”);

•	848,584 shares underlying outstanding RSUs granted pursuant to the 2014 Plan;

•	651,284 shares underlying outstanding RSUs granted outside of any equity incentive plan;

•	3,588,763 shares available for future issuance under our 2021 Employee Stock Purchase Plan (the “ESPP”); and

•	8,606,473 shares issuable upon the exercise of outstanding warrants.

RISK FACTORS

Investing in our Common Stock involves risks. Before you make a decision to invest in our Common Stock, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus from our Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities.

For more information, see “Where You Can Find More Information.” If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to this Offering

The sale or availability for sale of shares issuable upon conversion of the Note may depress the price of our Common Stock and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that the Selling Stockholder sells shares of our Common Stock issued upon conversion of the Note, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the dilution from issuances of such shares may cause stockholders to sell their shares of our Common Stock, which could further contribute to any decline in the price of our Common Stock. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of our Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary” and “Risk Factors,” but may also be contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date such forward-looking statement is made and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about:

•	our future operating or financial results;

•	future acquisitions, business strategy and expected capital spending;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the implementation, market acceptance and success of our business model and growth strategy;

•	our expectations and forecasts with respect to the size and growth of the cybersecurity industry and our products and services in particular;

•	the ability of our products and services to meet customers’ compliance and regulatory needs;

•	our ability to compete with others in the cybersecurity industry;

•	our ability to retain pricing power with our products;

•	our ability to grow our market share;

•	our ability to attract and retain qualified employees and management;

•

our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our product offerings and gain market acceptance of our products, including in new geographies;

•	developments and projections relating to our competitors and industry;

•	our ability to develop and maintain our brand and reputation;

•	developments and projections relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and on the economy in general;

•	the impact of the COVID-19 pandemic on customer demands for our products;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations and future growth; and

•	our business, expansion plans and opportunities.

The foregoing list of risks is not exhaustive. Other sections of this prospectus, the documents incorporated by reference herein and any prospectus supplement may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, the documents incorporated by reference herein and any prospectus supplement will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the documents incorporated by reference herein and any prospectus supplement, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus and in our periodic filings with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

The proceeds from the sale of the Common Stock offered pursuant to this prospectus are solely for the account of the Selling Stockholder. Accordingly, we will not receive any proceeds from the sale of the Common Stock offered pursuant to this prospectus.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our Common Stock to be sold by the Selling Stockholder pursuant to this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our accountants. The Selling Stockholder will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to its sales of shares of our Common Stock.

SELLING STOCKHOLDER

The shares of Common Stock being offered by the Selling Stockholder are those issuable to the Selling Stockholder upon conversion of the Note. For additional information regarding the issuance of the Note see “Summary—Convertible Note” above. We are registering the resale of such shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the Note issued pursuant to the Purchase Agreement and our entry into the previously disclosed Common Stock Purchase Agreement, dated as of February 11, 2022 (the “CSPA”), with Tumim Stone Capital LLC (“Tumim”), an affiliate of the Selling Stockholder, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Common Stock held by the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its respective ownership of shares of Common Stock and Note, as of October 31, 2022.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder and does not take in account any limitations on conversion of the Note set forth therein.

In accordance with the terms of the Registration Rights Agreement , this prospectus generally covers the resale of 100% of the maximum number of shares of Common Stock issued or issuable pursuant to the Note, including payment of interest on the Note through its maturity date, determined as if the outstanding Note (including interest on the Note through its maturity date) was converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at the floor price of $0.44. Because the conversion price of the Note may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Note, the Selling Stockholder may not convert the Note to the extent (but only to the extent) such Selling Stockholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 9.99% of the outstanding shares of the Company (the “Beneficial Ownership Limitation”). The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The ownership percentage indicated in the following table is based on 103,707,690 total outstanding shares of our Common Stock as of October 31, 2022.

In computing the number of shares of Common Stock beneficially owned by Selling Stockholder and the percentage ownership, we included outstanding shares of Common Stock issuable upon conversion of the Note that are currently exercisable or exercisable within 60 days of October 31, 2022. By its terms, the Note may not be converted into shares of our Common Stock prior to January 1, 2023; therefore, the Selling Stockholder does not have any beneficial ownership of the shares underlying the Note as of October 31, 2022.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Registered for Resale(3)	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares(2)	Percentage		Shares(4)	Percentage
3i, LP(1)	0	*	25,164,773	0	*

* Less than 1%

(1)

The business address of 3i, LP (“3i”) is 140 Broadway, 38th Floor, New York, NY 10005. 3i’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by 3i Management, LLC and 3i.
(2)

In addition to the shares set forth in the table, the number of shares to be sold includes an indeterminate number of shares issuable upon conversion of the Note, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act.

(3)

Represents 0 shares of Common Stock that we issued to Tumim pursuant to the CSPA and that have not been resold by Tumim as of October 31, 2022, and 25,164,773 shares of Common Stock issuable to 3i, LP upon conversion of the Note. 3i, LP is the sole member of Tumim.

On February 11, 2022, we entered into the CSPA, pursuant to which Tumim has committed to purchase up to $175 million in shares of Common Stock, at our direction from time to time after the date of this prospectus, subject to the satisfaction of the conditions in the CSPA. Also, we entered into a registration rights agreement with Tumim, pursuant to which pursuant to which we agreed to file with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act, the shares of our Common Stock that have been and may be issued to Tumim under the Purchase Agreement.

In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Tumim may be required to purchase under the CSPA, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the CSPA, the satisfaction of which are entirely outside of Tumim’s control, including a registration statement becoming and remaining effective. Furthermore, VWAP Purchases (as defined in the CSPA) of Common Stock are subject to certain agreed upon maximum amount limitations set forth in the CSPA. Also, the CSPA prohibits us from issuing and selling any shares of Common Stock to Tumim to the extent such shares, when aggregated with all other ordinary shares then beneficially owned by Tumim, would cause Tumim’s beneficial ownership of our Common Stock to exceed the 9.99% Beneficial Ownership Limitation.

(4)

Assumes the sale of all shares offered pursuant to this prospectus. In accordance with the Purchase Agreement, in no event are we permitted to issue shares of Common Stock to 3i, LP in excess of the Beneficial Ownership Limitation. Beneficial ownership of 3i, LP included in this Selling Stockholders table reflects the total number of shares potentially issuable upon conversion of the Note and does not give effect to the Beneficial Ownership Limitation. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, may be lower than as reflected in this table.

DESCRIPTION OF OUR SECURITIES

The following is a summary of the rights of our securities. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and amended and restated bylaws filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our amended and restated certificate of incorporation authorizes us to issue up to 500,000,000 shares of Common Stock, $0.0001 par value per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of October 31, 2022 there were 103,707,690 shares of Common Stock issued and outstanding.

Common Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to preferences that may apply to any then-outstanding preferred stock, the holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive or Similar Rights

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Under our amended and restated certificate of incorporation our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 100,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. Any issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action. No shares of preferred stock are outstanding. We have no present plans to issue any shares of preferred stock.

Warrants

As of October 31, 2022, there were 8,606,473 warrants to purchase Common Stock outstanding, consisting of 8,596,273 public warrants exercisable for our common stock at an exercise price of $11.50 per share (subject to adjustment) included in the units issued in the initial public offering of LGL Systems Acquisition Corporation (the “Public Warrants”) and 10,200 private warrants issued to LGL Systems Acquisition Holding Company, LLC in a private placement simultaneously with the initial public offering of LGL Systems Acquisition Corporation (the “Private Warrants” and, together with the Public Warrants, the “Warrants”). Each Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share. The Warrants will expire at 5:00 p.m., New York City time, on August 26, 2026, or earlier upon redemption or liquidation.

Holders of Public Warrants cannot pay cash to exercise their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported closing price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date of exercise.

The Private Warrants are identical to the Public Warrants except that such warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor or its permitted transferees have the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor and LGL’s current independent directors or their permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•

if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third trading day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our Warrants was established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-

prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported closing price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Warrants, if such modification or amendment is being undertaken prior to, or in connection with, the closing, or Warrants, if such modification or amendment is being undertaken after the closing.

The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the office of the warrant agent, with the subscription form, as set forth in the warrant, duly executed, accompanied by full payment of the exercise price (unless the exercise is on a cashless basis, if applicable), by certified or official bank check payable to the order of the warrant agent, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Public Warrant holders may elect to be subject to a restriction on the exercise of their Public Warrants such that an electing warrant holder would not be able to exercise their Public Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaws

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed in the manner specified in Section 141(k) of the DGCL;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of our stockholders may be called by (i) the chairperson of the board of directors, (ii) the chief executive officer or (iii) a majority vote of the board of directors; and

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

The amended and restated certificate of incorporation provides to the fullest extent permitted by law, that derivative actions brought in the company’s name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of the company’s Common Stock shall be deemed to have notice of and consented to the forum provisions in the second amended and restated certificate of incorporation . The amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our amended and restated certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004.

Listing

Our Common Stock and Public Warrants are traded on the New York Stock Exchange under the symbols “IRNT” and “IRNT.WS”, respectively.

PLAN OF DISTRIBUTION

We are registering the resale of shares of Common Stock issuable upon conversion of the Note to permit the resale of these shares of Common Stock by the holder of the Note from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholder may sell all or a portion of the shares of Common Stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholder effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholder may pledge or grant a security interest in some or all of the Note or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus. The Selling Stockholder also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement, estimated to be $500,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholder against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreement or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of Common Stock offered pursuant to the registration statement of which this prospectus forms a part will be passed upon for us by Cooley LLP, Reston, Virginia.

EXPERTS

The financial statements incorporated in this Prospectus by reference to IronNet, Inc.’s Current Report on Form 8-K dated November 14, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at ir.ironnet.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Our website address is www.ironnet.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•

our Annual Report on Form 10-K for the year ended January 31, 2022, filed with the SEC on May 2, 2022, of which Part II, Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and Part II, Item 8 (“Financial Statements and Supplementary Data”) are superseded by the Current Report on Form 8-K, filed on November 14, 2022;

•	our definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of Stockholders, filed with the SEC on May 26, 2022, to the extent that the information is filed and not furnished;

•	our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2022 and July 31, 2022, filed with the SEC on June 14, 2022 and September 14, 2022, respectively; and

•

our Current Reports on Form 8-K filed with the SEC on February 14, 2022 (except for the information furnished under Item 7.01 and Exhibit 99.1 thereto), April  25, 2022, May 20, 2022, June 24, 2022 (except for the information furnished under Item 7.01), July  15, 2022, September  15, 2022 (except for the information furnished under Item 2.02 and Exhibit 99.1 thereto), October  4, 2022, October 12, 2022, October 31, 2022 (except for the information furnished under Item 7.01) and November 14, 2022.

We also incorporate by reference into this prospectus any further filings we make with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the effectiveness of the Registration Statement.

We have filed with the SEC this registration statement under the Securities Act, covering the shares of Common Stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person who receives a copy of this prospectus on the written or oral request of that person made to:

IronNet, Inc.

7900 Tysons One Place, Suite 400

McLean, VA 22102

Attention: Investor Relations

Telephone: (443) 300-6761

Up to 25,164,773 Shares of Common Stock

Offered by the Selling Stockholder

PROSPECTUS

November 28, 2022